                                                                   EXHIBIT 23.01


                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

We have issued our reports accompanying the financial statements of the companies and for the dates as indicated in the accompanying table; such reports are contained in the Registration Statement and Prospectus.


Company                                                     Report Date
-------                                                     -----------
Office Centre Corporation and Subsidiaries                  February 6, 1998
                                                              (except for Note C, as to which
                                                              the date is July 10, 1998)
The Supply Room Companies, Inc.                             February 19, 1998
New England Office Supply, Inc.                             February 9, 1998
                                                              (except for Notes C
                                                              and D, as to which the
                                                              date is April 9, 1998)
King Office Supply, Inc. and Subsidiary                     February 9, 1998
Sierra Office Systems and Products, Inc.                    April 30, 1998
Office Solutions Business Products and Services, Inc.       February 13, 1998
Greenwood Outfitters, Inc.                                  January 30, 1998
Georgia Impression Products, Inc.                           March 13, 1998
Mega Office Furniture, L.L.C.                               February 25, 1998



We consent to the use of the aforementioned reports in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."



                                                      /S/ GRANT THORNTON LLP
                                               ---------------------------------
                                                      GRANT THORNTON LLP

New York, New York

August 3, 1998